                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       OMEGA HEALTHCARE INVESTORS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                        OMEGA HEALTHCARE INVESTORS, INC.

                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                                 (734) 747-9790

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1998

To the Shareholders:

     The Annual Meeting of Shareholders of Omega Healthcare Investors, Inc. will be held at the offices of the Company at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan on Thursday, May 7, 1998, at 11:00 a.m., for the following purposes:

        1. To elect two members of the Board of Directors;

        2. To approve the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as amended and restated December 19, 1997 (the "Stock Option Plan"); and

        3. To transact such other business as properly may come before the meeting or any adjournment thereof.

     The nominees for election as directors are Edward Lowenthal and Robert L. Parker, each of whom is presently serving as a director of the Company.

     The Board of Directors has fixed the close of business on April 7, 1998 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

     We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors and FOR amendment and restatement of the Stock Option Plan, in each case as set forth in the attached Proxy Statement. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you previously have mailed a proxy card.

                                          By order of the Board of Directors

                                          SUSAN ALLENE KOVACH
                                          Corporate Secretary

April 6, 1998
Ann Arbor, Michigan

                        OMEGA HEALTHCARE INVESTORS, INC.
                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                                 (734) 747-9790

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1998

     The accompanying proxy is solicited by the Board of Directors of Omega Healthcare Investors, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held May 7, 1998, and any adjournments of the meeting (the "Annual Meeting"). It is anticipated that this proxy material will be mailed on or about April 8, 1998 to shareholders of record at the close of business on April 7, 1998.

     A copy of the Annual Report of the Company for the year ended December 31, 1997, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO SUSAN ALLENE KOVACH, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

                               VOTING SECURITIES

     The outstanding voting securities of the Company as of March 31, 1998, consisted of 19,635,322 shares of Common Stock, par value $.10 per share ("Common Stock"). Each holder of record of Common Shares as of the close of business on April 7, 1998 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

                             PRINCIPAL SHAREHOLDERS

     At March 31, 1998, there was no person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1998 (i) by each of the Company's directors and executive officers and (ii) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY          PERCENT
                      BENEFICIAL OWNER                             OWNED              OF CLASS
                      ----------------                          ------------          --------
Essel W. Bailey, Jr. .......................................      238,726(1)(2)(3)     1.22%
James P. Flaherty...........................................       11,903(4)               *
F. Scott Kellman............................................       59,709(5)           0.30%
Susan A. Kovach.............................................          256                  *
David A. Stover.............................................       43,309(6)           0.22%
James E. Eden...............................................       13,900(7)               *
Martha A. Darling...........................................          300(8)               *
Thomas F. Franke............................................       31,475(7)(9)        0.16%
Harold Kloosterman..........................................       32,077(7)(10)       0.16%
Bernard J. Korman...........................................       12,900(11)              *
Edward Lowenthal............................................        8,699(12)              *
Robert L. Parker............................................      123,417(13)          0.63%
                                                                  -------              -----
Directors and executive officers as a group (12 persons)....      576,671              2.94%

---------------
* Less than 0.10%

The business address of all the above persons is 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103.

 (1) Includes shares owned jointly by Mr. Bailey and his wife, plus 6,199 shares held solely in Mrs. Bailey's name. Mr. Bailey disclaims any beneficial interest in the shares held solely by Mrs. Bailey.

 (2) Includes 9,663 unvested shares of Restricted Stock, of which 5,500 shares and 4,163 shares were granted in December of 1997 and January of 1997, respectively. See Summary Compensation Table.

 (3) Includes stock options that are currently exercisable within 60 days to acquire 65,388 shares.

 (4) Includes 3,300 unvested shares of Restricted Stock granted in December of 1997. See Summary Compensation Table.

 (5) Includes stock options that currently are exercisable within 60 days to acquire 31,009 shares, and 6,086 unvested shares of Restricted Stock, of which 3,050 shares, 2,350 shares and 686 shares were granted in December 1997, January 1997 and January 1996, respectively. See Summary Compensation Table.

 (6) Includes stock options that currently are exercisable within 60 days to acquire 15,589 shares, and 5,674 unvested shares of Restricted Stock, of which 3,300 shares, 1,850 shares and 524 shares were granted in December 1997, January 1997 and January 1996, respectively. See Summary Compensation Table.

 (7) Includes stock options that are currently exercisable within 60 days to acquire 1,000 shares. Also includes 300 unvested shares of Restricted Stock that were granted in January 1998.

 (8) Includes 300 unvested shares of Restricted Stock that were granted in March 1998.

 (9) Includes 18,975 shares owned by a trust of which Mr. Franke is sole trustee.

(10) Includes 1,639 shares owned jointly by Mr. Kloosterman and his wife, and 8,269 owned directly by his wife.

(11) Includes 300 unvested shares of Restricted Stock that were granted in January 1998.

(12) Includes 1,000 shares held in a private profit sharing plan for the benefit of Mr. Lowenthal and 300 unvested shares of Restricted Stock that were granted in January 1998.

(13) Includes 3,393 shares owned by a private pension plan for Mr. Parker's benefit and 10,767 shares owned by a trust of which Mr. Parker is sole trustee. Also includes stock options that currently are exercisable within 60 days to acquire 27,993 shares, and 300 unvested shares of Restricted Stock that were granted in January 1998.

                     DIRECTORS AND OFFICERS OF THE COMPANY

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held 9 meetings during 1997. Each director attended not less than 75% of all meetings of the Board and of the committees on which he served.

     The Board of Directors has an Audit Committee, consisting of Messrs. Korman, Kloosterman and Franke, a Compensation Committee, consisting of Messrs. Franke, Eden and Lowenthal, and a Nominating Committee, consisting of Messrs. Bailey and Parker. The Audit Committee, which met twice in 1997, selects the Company's independent accountants, approves the compensation to be paid to such accountants and reports to the Board concerning the scope of audit procedures.

     The Compensation Committee met five times during 1997 and has responsibility for the compensation of the Company's key management personnel and administration of the Company's 1993 Stock Option and Restricted Stock Plan, as amended, and the Company's 1993 Deferred Compensation Plan.

     The Nominating Committee, which met twice during 1997, reviews suggestions of candidates for director made by directors, shareholders, management and others, and makes recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. Suggestions by shareholders for candidates should be submitted in writing to the office of the President, Omega Healthcare Investors, Inc., 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") is composed of outside directors who have never served as officers of the Company. The Committee administers the Company's 1993 Stock Option and Restricted Stock Plan, as amended and restated December 19, 1997, 1993 Deferred Compensation Plan and 401-K Profit Sharing Plan, and has responsibility for other incentive and benefit plans. The Committee determines the compensation of the Company's executive officers and reviews with the Board of Directors all aspects of compensation for the Company's executive officers.

     The policy of the Company and the guidelines followed by the Committee provide that compensation to the Company's executive officers should achieve the following objectives:

        1) Assist the Company in attracting and retaining talented and well-qualified executives.

        2) Reward performance and initiative.

        3) Be competitive with other healthcare real estate investment trusts.

        4) Be significantly related to accomplishments and the Company's short-term and long-term successes, particularly measured in terms of growth in Funds from Operations.

        5) Encourage executives to achieve meaningful levels of ownership of the Company's stock.

     The Company's compensation practices embody the principle that annual bonuses should be based primarily on achieving Company objectives that enhance long-term shareholder value, and that meaningful stock ownership by management, including participation in various benefit plans providing for stock options, restricted stock and retirement, is desirable in aligning shareholder and management interests.

     The Company's approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Committee annually examines market compensation levels and trends. Additionally, for this purpose, the Committee also considers the pool of executives who currently are employed in similar positions in public companies, with emphasis on salaries paid by real estate investment trusts.

     The Committee evaluates executive officer salary decisions in connection with an annual review and input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent. The Committee views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

     For executives other than the Chief Executive Officer, the Committee gives consideration to both overall Company performance and the performance of the specific areas of the Company under the incumbent's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by executive officers. Individual annual bonuses for each named executive are consistent with market practices for positions with comparable decision-making responsibilities.

     In determining the compensation of the Company's Chief Executive Officer, as well as the other Executive Officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Committee considers such performance measures as growth in assets, market capitalization, dividends, earnings and funds from operations, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also values the importance of achievements that may be difficult to quantify and recognizes such qualitative factors.

     The compensation for Essel W. Bailey, Jr., the Company's Chief Executive Officer, was established at $400,000 in January 1997, and a cash bonus for 1997 performance of $60,000 awarded in December 1997. In addition, in December 1997, Mr. Bailey was granted 60,000 stock options and 5,500 shares of restricted stock under the Company's 1993 Stock Option and Restricted Stock Plan, as amended.

     Mr. Bailey's base salary and bonus were established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Committee's evaluation of total compensation for Mr. Bailey, it gives appropriate weight to his leadership in the growth of the Company's assets, in obtaining financing for that growth, and in accomplishing the Company's short-term and long-term objectives.

     Grants of options were made based on the Committee's conclusions as to appropriate levels of participation for the Company's Chief Executive Officer, with a particular sensitivity to the Company's objective of aligning shareholder and management interest. The 5,500 shares of restricted stock were granted on December 19, 1997, as a bonus for 1997 performance and for continued employment in 1998 through 2000. The award vests one-quarter in June 1998, with the balance vesting one-quarter on January 1 of 1999, 2000 and 2001.

                                          Compensation Committee of the Board

                                          Thomas F. Franke, Chairman
                                          James E. Eden
                                          Edward Lowenthal

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director a fee of $20,000 per year for services as a director, plus $1,500 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors or any Committee thereof. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

     Mr. Parker, who formerly served as Chairman of the Board, provides ongoing consulting services to the Company in addition to his service as a director. In his capacity as senior advisor for the Company, Mr. Parker currently receives $3,000 monthly.

     In 1997, the Compensation Committee met several times to consider carefully the basis upon which directors are compensated by the Company and to attempt to compensate directors in a manner that is more closely aligned with the interests of the Company's shareholders. The Compensation Committee did not engage an outside consultant but did examine the manner in which other public companies, particularly real estate investment trusts, compensate directors. The Compensation Committee determined that, in order to better align the interests of the Company's directors and its shareholders, certain policies should be implemented. Accordingly, the Compensation Committee recommended to the Board of Directors that the 1993 Retirement Plan for Directors should be terminated and that participation by the Company's directors in the 1993 Deferred Compensation Plan should terminate. The Compensation Committee recommended that the accrued benefits of the directors under the 1993 Retirement Plan and 1993 Deferred Compensation Plan should be funded by establishing a separate trust for the directors and by depositing into that trust shares of the Company's Common Stock in an amount equal to the accrued benefits of the directors as of the respective dates of the termination of the 1993 Retirement Plan and the termination of the directors' participation in the 1993 Deferred Compensation Plan. Distributions will be made from the trust to the individual directors in accordance with the pre-existing terms of such plans. The Board of Directors adopted the recommendations of the Compensation Committee.

     Directors are eligible to participate in the Company's Stock Option Plan (as defined below). Each non-employee director was awarded options with respect to 10,000 shares at the date the Plan was adopted or on his or her subsequent election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. Non-employee director options vest one third after each year for three years. Subject to approval by the Shareholders of the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as Amended and Restated December 19, 1997, as described below, each non-employee director also is annually awarded 300 shares of restricted stock, with each such grant of restricted stock shares vesting six months after the date of grant.

     In addition, the Compensation Committee recommended to the Board of Directors that the Company encourage the early exercise of stock options by directors and employees by adopting a borrowing program to enable directors and employees to borrow funds from the Company with which to purchase shares of the Company's Common Stock pursuant to the exercise of stock options. See "Certain Transactions," below, for a more complete description of the borrowing program.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the years ended December 31, 1997, 1996, and 1995, the compensation for services in all capacities to the Company of those persons who were at December 31, 1997 (i) the chief executive officer and (ii) the other executive officers of the Company whose total 1997 salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                        ---------------------------------------------   ---------------------------------------------------
                                                                                  AWARDS             PAYOUTS
                                                                        --------------------------   -------
                                                            OTHER       RESTRICTED      SECURITIES     ALL
                                                            ANNUAL        STOCK         UNDERLYING    LTIP        OTHER
       NAME AND                                          COMPENSATION    AWARD(S)        OPTIONS/    PAYOUTS   COMPENSATION
  PRINCIPAL POSITION    YEAR(1)   SALARY($)   BONUS($)      ($)(1)        ($)(3)         SARS(#)       ($)        ($)(2)
  ------------------    -------   ---------   --------   ------------   ----------      ----------   -------   ------------
Essel W. Bailey, Jr....  1997      400,000     60,000            0       139,027(3)      105,000      0          109,272
Chairman,                1996      325,000    375,000            0       104,564(3)       25,000      0          123,830
President and CEO        1995      284,000     35,000            0        98,050(3)       10,000      0           54,988
James P. Flaherty......  1997      200,000    100,000       40,000        30,525(4)       60,000      0                0
Vice President --
International
F. Scott Kellman.......  1997      220,000     35,000            0        82,701(4)       62,500      0           65,375
Chief Operating          1996      210,000     30,000            0        54,332(4)       15,000      0           46,329
Officer                  1995      200,000     23,000            0        16,750(4)        3,500      0           20,570
David A. Stover........  1997      195,000     30,000            0        68,817(5)       62,500      0           50,941
Vice President           1996      175,000     25,000            0        38,176(5)       12,500      0           32,545
and Chief Financial      1995      153,000     17,700            0         8,580(5)        2,500      0            8,582
Officer

---------------
(1) "Other Annual Compensation" includes the aggregate of perquisites and other personal benefits, securities or properties which exceed 10% of salary and bonus of each named executive. For Mr. Flaherty, this represents a percentage of base pay that is used to purchase private health insurance benefits in England.

(2) Consists of Company contributions to its 401-K Profit-Sharing Plan and provisions for each participant under the Company's 1993 Deferred Compensation Plan.

(3) On December 19, 1997, January 22, 1997 and January 17, 1996, Mr. Bailey was awarded 5,500 shares, 8,325 shares and 2,400 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $203,500, $267,400 and $63,900 for the award in December 1997, January 1997 and January 1996, respectively. With respect to the December 1997 grant, one-quarter of the shares is to be released in June 1998, with the balance to be released 25% per year in January of each of the following three years. With respect to the grant in January 1997, one-quarter of the shares were released in the year of grant, with the balance to be released 25% per year in January of each of the following three years. With respect to the grant in 1996, one-third of the award was released to Mr. Bailey following each of three consecutive six-month vesting periods. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Mr. Bailey's restricted stock awards as of the end of last year were 9,663 shares and $373,200, of which 2,081 shares were released in January 1998.

(4) On December 19, 1997, January 22, 1997 and January 17, 1996, Mr. Kellman was awarded 3,050 shares, 4,700 shares and 1,715 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $112,800, $151,000 and $45,700 for the award in December 1997, January 1997 and January 1996, respectively. With respect to the December 1997 grant, one-quarter of the award is scheduled to be released in

    June 1998, with the balance to be released 25% per year in January of each of the following three years. With respect to the grant in January 1997, one-quarter of the award was released in the year of grant, with the balance to be released 25% per year in January of each of the following three years. With respect to the grant for 1996, one-fifth of the award was released six months after the grant, with the balance to be released 20% per year in January for each of the following four years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Mr. Kellman's restricted stock awards as of the end of last year were 6,401 shares and $247,200, of which 1,831 were released in January 1998.

(5) On December 19, 1997, January 22, 1997 and January 17, 1996, Mr. Stover was awarded 3,300 shares, 3,700 shares and 1,310 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $122,100, $118,900 and $34,900 for the award in December 1997, January 1997 and January 1996, respectively. With respect to the December 1997 grant, one-quarter of the award is to be released in June 1998, with the balance to be released 25% per year in January of each of the following three years. With respect to the grant in January 1997, one-quarter of the award was released in the year of grant, with the balance to be released 25% per year in January of each of the following three years. With respect to the grant for 1996, one-fifth of the award was released six months after the grant, with the balance to be released 20% per year in January for each of the following four years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Mr. Stover's restricted stock awards as of the end of last year were 5,740 shares and $221,700, of which 1,253 were released on January 1998.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options/SARs granted during 1997 to the named executives:

                                 INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                       --------------------------------------                   VALUE AT ASSUMED
                        NUMBER OF     % OF TOTAL                              ANNUAL RATES OF STOCK
                       SECURITIES    OPTIONS/SARS   EXERCISE                 PRICE APPRECIATION FOR       GRANT
                       UNDERLYING     GRANTED TO     OR BASE                       OPTION TERM            DATE
                       OPTIONS/SAR   EMPLOYEES IN     PRICE     EXPIRATION   -----------------------     PRESENT
        NAME             GRANTED     FISCAL YEAR    ($/SHARE)    DATE(1)      5%($)(2)    10%($)(3)    VALUE($)(3)
        ----           -----------   ------------   ---------   ----------    --------    ---------    -----------
Essel W. Bailey,
  Jr.................     45,000                     32.125       1/22/07    1,026,900    2,678,850        N/A
                          60,000                     37.000      12/19/07    1,576,800    4,114,200        N/A
                         -------                                             ---------    ---------
  Total..............    105,000        23.64%                               2,603,700    6,793,050        N/A
                         =======                                             =========    =========
James P. Flaherty....     25,000                     32.125       1/22/07      570,500    1,488,250        N/A
                          35,000                     37.000      12/19/07      919,800    2,399,950        N/A
                         -------                                             ---------    ---------
  Total..............     60,000        13.51%                               1,490,300    3,888,200        N/A
                         =======                                             =========    =========
F. Scott Kellman.....     27,500                     32.125       1/22/07      627,550    1,637,075        N/A
                          35,000                     37.000      12/19/07      919,800    2,399,950        N/A
                         -------                                             ---------    ---------
  Total..............     62,500        14.07%                               1,547,350    4,037,025        N/A
                         =======                                             =========    =========
Susan A. Kovach......     20,000         4.50%       35.7904      12/1/07      508,454    1,326,414        N/A
David A. Stover......     27,500                     32.125       1/22/07      627,550    1,637,075        N/A
                          35,000                     37.000      12/19/07      919,800    2,399,950        N/A
                         -------                                             ---------    ---------
  Total..............     62,500        14.07%                               1,547,350    4,037,025        N/A
                         =======                                             =========    =========

---------------
(1) Incentive stock options expire 10 years from date of grant (January 22, 2007), while non-qualified options expire 11 years after date of grant.

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing, at the expiration date of the options, to $54.95 and $91.66, respectively for the January 22, 1997 grant, $61.21 and $102.11, respectively for the December 1, 1997 grant, and $63.28 and $105.57, respectively for the December 19, 1997 grant.

(3) The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes options and SARs exercised during 1997 and presents the value of unexercised options and SARs held by the named executives at Year-End:

                                                                       NUMBER OF SECURITIES       IN-THE-MONEY
                                                                      UNDERLYING UNEXERCISED      OPTIONS/SARS
                                             SHARES                      OPTIONS/SARS AT           AT FISCAL
                                           ACQUIRED ON     VALUE        FISCAL YEAR-END(#)        YEAR-END($)
                                            EXERCISE      REALIZED       UNEXERCISABLE(U)       UNEXERCISABLE(U)
                 NAME                          (#)          ($)           EXERCISABLE(E)         EXERCISABLE(E)
                 ----                      -----------    --------    ----------------------    ----------------
Essel W. Bailey, Jr....................       8,616        68,201            125,000(U)             637,918(U)
                                                                              46,384(E)             635,823(E)
James P. Flaherty......................           0             0             60,000(U)             219,375(U)
                                                                                   0(E)                   0(E)
F. Scott Kellman.......................           0             0             73,500(U)             370,000(U)
                                                                              31,000(E)             462,500(E)
Susan A. Kovach........................           0             0             20,000(U)              56,692(U)
                                                                                   0(E)                   0(E)
David A. Stover........................       2,708        17,602             71,667(U)             341,780(U)
                                                                              13,125(E)             173,126(E)

LONG-TERM INCENTIVE PLAN

     For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1997, the Company had no long-term incentive plans.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

Among: Omega Healthcare Investors, Inc.
       All REIT's Index**
       S&P 500 Index

               Measurement Period
             (Fiscal Year Covered)                   OHI INDEX         ALL REITS            S&P
12/31/92                                                    100.67            105.13            104.46
3/31/93                                                     106.10            125.22            108.61
6/30/93                                                     105.40            121.71            109.18
9/30/93                                                     127.85            132.47            111.97
12/31/93                                                    133.29            124.64            114.56
3/31/94                                                     125.28            127.43            110.19
6/30/94                                                     137.14            129.26            110.65
9/30/94                                                     140.04            127.02            116.09
12/30/94                                                    139.21            125.63            166.06
3/31/95                                                     140.41            127.02            127.36
6/29/95                                                     152.95            135.41            139.45
9/29/95                                                     165.82            142.12            150.63
12/29/95                                                    169.00            148.64            159.50
3/29/96                                                     185.76            152.43            168.06
6/28/96                                                     183.20            159.24            175.61
9/30/96                                                     203.24            170.05            181.04
12/31/96                                                    229.64            201.78            196.12
3/31/97                                                     221.11            202.32            201.38
6/30/97                                                     234.99            213.82            236.54
9/30/97                                                     263.98            237.34            254.26
12/31/97                                                    288.20            239.84            261.57

---------------
 * Total return assumes reinvestment of cash dividends.

** The All REIT Index is published by National Association of Real Estate
   Investment Trusts, Inc. ("NAREIT"), Washington, D.C. It is comprised of all REITs traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ National Market System. A list of those REITs is available by request to the Company or NAREIT.

     THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At this year's Annual Meeting, two directors will be elected in one group to hold office for a term of three years or, in each case, until their respective successors shall have been duly elected and qualified. The remaining directors shall continue in office until their respective terms expire and until their successors have been duly elected and qualified.

     The nominees for election to the two positions of director to be voted upon at this year's Annual Meeting are Edward Lowenthal and Robert L. Parker. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Lowenthal and Parker to hold office as directors for a term of three years each or until their respective successors have been duly elected and qualified. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the election of a director.

     If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event would the proxy be voted for more than two nominees.

     The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after this meeting:

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Essel W. Bailey (53)..............     1992      President and Chief Executive Officer of the      1999
                                                 Company since its formation in 1992. Chairman
                                                 of the Company since July 1995. Managing
                                                 Director of Omega Capital, a healthcare
                                                 investment partnership, from 1986 to 1992.
                                                 Mr. Bailey is currently a Managing Director
                                                 of Principal Healthcare Finance Limited
                                                 ("Principal"), a company which finances
                                                 health care facilities in the United Kingdom;
                                                 a Director of Omega Worldwide, Inc., a NASDAQ
                                                 listed company that provides investment
                                                 advisory services and holds equity and debt
                                                 interests in companies engaged in providing
                                                 sale/leaseback and other capital financing to
                                                 healthcare service providers throughout the
                                                 world, including Principal; and a Director of
                                                 Vitalink Pharmacy Services, Inc., a NYSE
                                                 listed company and the fourth largest
                                                 institutional pharmacy serving the long-term
                                                 care industry in the United States. Mr.
                                                 Bailey is formerly a director of Evergreen
                                                 Healthcare, Inc., which was a NYSE listed
                                                 company engaged in the operation of long-
                                                 term healthcare facilities.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Martha A. Darling (53)............     1998      Ms. Darling is a graduate of Reed College and     1999
                                                 the Woodrow Wilson School at Princeton
                                                 University. She has worked in political
                                                 economics and strategic planning and most
                                                 recently was Senior Manager of the Commercial
                                                 Airplane Group at The Boeing Company in
                                                 Seattle, Washington, where she also served as
                                                 Board Vice President of King County's
                                                 Harborview Medical Center. Her career has
                                                 included roles in strategic planning for
                                                 Seattle First National Bank, 3 1/2 years as
                                                 Legislative Assistant to U.S. Senator Bill
                                                 Bradley, with responsibility for the Finance
                                                 Committee, and one year as a White House
                                                 Fellow serving at the U.S. Department of
                                                 Treasury as Executive Assistant to Secretary
                                                 W. Michael Blumenthal.

James E. Eden (60)................     1993      President and principal owner of Eden &           2000
                                                 Associates, Inc., which provides consulting
                                                 services to the senior living and long-term
                                                 care industries. Mr. Eden also is President
                                                 and principal owner of Senior Living
                                                 Properties, LLC, which owns and operates
                                                 nursing homes in Texas and Illinois, and
                                                 serves as Chairman and Chief Executive
                                                 Officer of Oakwood Living Centers, Inc.,
                                                 which owns and operates nursing homes in
                                                 Massachusetts Virginia. From 1976 to 1992, he
                                                 held various positions, ultimately as
                                                 Executive Vice President of Marriott
                                                 Corporation and General Manager of its Senior
                                                 Living Services Division. Mr. Eden also is a
                                                 director of United Vanguard Homes, the
                                                 Alliance for Aging Research and Omega
                                                 Worldwide, Inc.

Thomas F. Franke (68).............     1992      Chairman and principal owner of Cambridge         2000
                                                 Partners, Inc., an owner, developer and
                                                 manager of multi-family housing in Grand
                                                 Rapids and Ann Arbor, Michigan. He also is
                                                 the principal owner of a hotel firm in the
                                                 United Kingdom and is a director of Principal
                                                 Healthcare Finance Limited and Omega
                                                 Worldwide, Inc.

Harold J. Kloosterman (56)........     1992      President and principal owner of Cambridge        1999
                                                 Partners, Inc., an owner, developer and
                                                 manager of multi-family housing in Grand
                                                 Rapids and Ann Arbor, Michigan. Mr.
                                                 Kloosterman is formerly Managing Director of
                                                 Omega Capital from 1986 to 1992 and a senior
                                                 officer of LaSalle Partners, Inc. He is a
                                                 director of Omega Worldwide, Inc.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Bernard J. Korman (66)............     1993      Chairman of the Board of Directors of             2000
                                                 Graduate Health System, Inc., a
                                                 not-for-profit healthcare system, and of
                                                 NutraMax Products, Inc., a public consumer
                                                 healthcare products company. He formerly was
                                                 President, Chief Executive Officer and
                                                 Director of MEDIQ Incorporated (healthcare
                                                 services) from 1977 to 1995. Mr. Korman also
                                                 is a director of the following public
                                                 companies: The New America High Income Fund
                                                 (financial services), The Pep Boys, Inc.
                                                 (auto supplies), Today's Man, Inc. (retail
                                                 men's clothing sales), InnoServ Technologies,
                                                 Inc. (medical equipment support services),
                                                 Kapson Senior Quarters Corp. (assisted living
                                                 services), Kranzco Realty Trust (real estate
                                                 investment trust) and Omega Worldwide, Inc.

Edward Lowenthal (53).............     1995      President and Chief Executive Officer of          1998
                                                 Wellsford Real Properties, Inc. (AMEX: WRP),
                                                 a real estate merchant bank, and of Wellsford
                                                 Residential Property Trust (NYSE: WRP) from
                                                 1992 to 1997. Mr. Lowenthal also serves as a
                                                 director of United American Energy
                                                 Corporation, a developer, owner and operator
                                                 of energy facilities; Corporate Renaissance
                                                 Group, Inc., a mutual fund; Equity
                                                 Residential Properties Trust and Great Lakes
                                                 REIT, which are REITs; and Omega Worldwide,
                                                 Inc.

Robert L. Parker (64).............     1992      Consultant, formerly Chairman of the Company
                                                 from March 1992 to 1995, and Managing
                                                 Director of Omega Capital from 1986 to 1992.
                                                 From 1972 through 1983, Mr. Parker was a
                                                 senior officer of Beverly Enterprises, the
                                                 largest operator of long-term care facilities
                                                 in the United States. At the time of his
                                                 retirement in 1983, Mr. Parker was Executive
                                                 Vice President of Beverly Enterprises. Mr.
                                                 Parker also is a registered architect
                                                 licensed in the states of California and
                                                 Oklahoma. From 1995 to 1997, he served as a
                                                 director of GranCare, Inc., a public company
                                                 engaged in the operation of long-term care
                                                 facilities, and during 1997 he served as a
                                                 director of Vitalink Pharmacy Services, Inc.,
                                                 a publicly traded institutional pharmacy. Mr.
                                                 Parker also has served as a director of
                                                 Principal Healthcare Finance Limited since
                                                 1995 and of First National Bank of Bethany,
                                                 Oklahoma and is Chairman of the Board of
                                                 Directors of Omega Worldwide, Inc.

                                  APPROVAL OF
                        OMEGA HEALTHCARE INVESTORS, INC.
                  1993 STOCK OPTION AND RESTRICTED STOCK PLAN,
                   AS AMENDED AND RESTATED DECEMBER 19, 1997

     The Board of Directors adopted the Omega Healthcare Investors, Inc. Stock Option and Restricted Stock Plan on March 2, 1993, and the Shareholders of the Company approved the plan on May 18, 1993. The Board of Directors amended the plan on January 17, 1995, and the Shareholders approved the amendment to the plan on April 18, 1995 (the plan, as so amended, is referred to below as the "Stock Option Plan"). On December 19, 1997, the Board of Directors amended and restated the Stock Option Plan, subject to shareholder approval. The December 19, 1997 amendment to and restatement of the Stock Option Plan (the "Amendment"; the Stock Option Plan, as amended and restated pursuant to the Amendment, is referred to below as the "Plan") increases the number of shares available for grants of awards under the Stock Option Plan; eliminates formula awards and permits discretionary grants of restricted stock to non-employee Directors; provides for the acceleration of vesting on a change of control; gives broader latitude to the Board of Directors to amend the Plan without shareholder approval; permits limited transfer of nonqualified stock options; permits the grant of options to certain consultants; and provides for clarification of other Stock Option Plan provisions as set forth in the Amendment. A general description of the Stock Option Plan, the reason for and description of the Amendment, the Federal Income Tax Consequences to the Company and recipients of grants of stock options and restricted stock and the required vote are set forth below. The complete text of the Plan, as amended and restated pursuant to the Amendment, is attached to this Proxy Statement as Exhibit "A". Exhibit "A" shows both the deletions and additions to the Stock Option Plan resulting from the Amendment and should be referred to for a complete statement of the Plan's terms and provisions.

THE STOCK OPTION PLAN

     The purpose of the Stock Option Plan is to strengthen the ability of the Company to attract and retain competent managerial personnel and to provide participating directors, officers and employees added incentive for high levels of performance and for unusual efforts to increase the earnings, value and distribution of the Company.

     The Stock Option Plan provides that all directors, officers and employees of the Company or of any subsidiary, as well as certain consultants, are eligible participants. The Company currently has eight directors, five officers (one of whom is also a director), and 24 non-officer employees (a total of 37 persons).

     The Stock Option Plan provides that restricted stock grants shall be in shares of the Company's Common Stock, $.10 par value. Restricted stock grants are made without charge to the participants. All restricted stock grants to participants will be released to the participants on such terms as is determined by the Plan Committee (as defined in the Stock Option Plan) at the time of the grant. However, all shares of restricted stock must be fully released not later than ten years from the date of grant.

     The Stock Option Plan provides that incentive and non-qualified stock options granted under the Stock Option Plan shall, when exercised, give rise to the issuance of shares of the Company's Common Stock, $.10 par value. Nonqualified stock options granted to non-employee directors shall have an exercise price equal to 100% of the fair market value of the Common Stock represented by the option shares on the date of grant. Stock options granted to non-employee directors shall be exercisable 1/3 after one year, 1/3 after two years and the remaining 1/3 after three years. All nonqualified and incentive stock option grants to participants other than non-employee directors shall vest or be exercisable as determined by the Plan Committee at the time of grant. Non-qualified stock options granted to participants other than non-employee directors shall be at an exercise price and on terms as established by the Plan Committee. Incentive stock options shall expire, if not sooner exercised or cancelled, ten years from the date of grant, and nonqualified stock options shall expire, if not sooner exercised or cancelled, eleven years from the date of grant.

     A total of 750,000 shares of common stock currently are authorized for issuance under the Stock Option Plan, of which 222,925 shares remained available for grants prior to December 19, 1997. On December 19, 1997 the Compensation Committee granted options and shares of restricted stock for the remaining 222,925 shares. In addition, the Compensation Committee awarded grants of options to executive officers and other employees for an aggregate of 27,989 shares, subject to shareholder approval of the Amendment. On January 14, 1998, non-employee directors were awarded options for 6,000 shares (1,000 each) and 1,800 shares of restricted stock (300 shares each) under the discretionary provisions of the Stock Option Plan, subject to shareholder approval of the Amendment. On March 19, 1998, the Board of Directors accepted the recommendation of the Nominating Committee and appointed Martha A. Darling as a non-employee director. Concurrent with her appointment, she was awarded options for 10,000 shares and 300 shares of restricted stock, subject to shareholder approval of the Amendment. In addition, on March 19, 1998 the Board of Directors accepted the recommendation of the Compensation Committee and granted options for an additional 17,500 shares to non-executive employees and certain consultants, subject to shareholder approval of the Amendment.

REASON FOR AND DESCRIPTION OF AMENDMENT

     The Board of Directors has determined that additional shares are necessary for grants of awards under the Stock Option Plan in order for the Company to meet its objectives under its compensation program. Pursuant to the Amendment, the total number of shares authorized by the Plan would be increased by 350,000 shares, thereby enabling the additional December 19, 1997 awards, the January 14, 1998 awards and the March 19, 1998 awards and leaving an aggregate of 286,411 shares available for future grants. The number of shares issuable under the Plan and pursuant to outstanding options will continue to be subject to adjustment to prevent dilution of rights resulting from recapitalizations, reorganizations or similar transactions.

     In addition, as a result of changes to Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), the Amendment modifies who may serve as a member of the Plan Committee (as defined in the Amendment), permits transfer of nonqualified stock options to an inter vivo trust of which the transferor is both a trustor and trustee, eliminates formula awards but permits discretionary awards to non-employee directors of Restricted Stock, and retains in the Plan, subject to further amendment by the Board of Directors without shareholder approval, formula awards for non-employee directors of grants of stock options.

     The Amendment provides that, in connection with a Change of Control (as defined in the Amendment), all shares of restricted stock shall vest immediately, but not prior to six months after the date of grant, and all outstanding options shall be exercisable in full immediately, but not prior to one year after the date of grant with respect to incentive stock options, and not prior to six months after the date of grant with respect to non-qualified options. The Amendment further provides that the Board of Directors may amend the Plan without shareholder approval except to the extent shareholder approval is required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act or the rules thereunder, or required by the provisions of the Internal Revenue Code for qualification of incentive stock options or as required by any applicable law, or deemed necessary or advisable by the Board.

     The Amendment to the Plan makes all awards of restricted stock to employees, officers and non-employee directors discretionary with the Plan Committee.

     Pursuant to the Amendment, the Plan provides that non-employee directors shall receive initial stock option grants with respect to 10,000 shares and additional stock option grants with respect to 1,000 shares on or after each anniversary of the initial grant. However, pursuant to the Amendment, the Plan will permit the Board of Directors to further change these provisions without shareholder approval.

     Pursuant to the Amendment, the Plan provides that the Compensation Committee of the Board of Directors shall constitute the Plan Committee, and may grant, in its sole and absolute discretion, to eligible participants shares of restricted stock, nonqualified stock options (except that grants to non-employee directors are limited as above provided), and incentive stock options for such number of shares, at such times, and on such terms and conditions, subject to the express provisions of the Plan, as it deems advisable and specifies in the respective grants.

     On April 2, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $39.25 per share.

FEDERAL INCOME TAX CONSEQUENCES

     Holders of non-qualified options will not realize income as a result of the grant of options, but will normally realize compensation income upon exercise of the option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option exercise price paid. The Company will be entitled to a deduction in the same amount at the time of exercise of the option. However, in the case of an optionee subject to Section 16(b) of the 1934 Act, the amount of ordinary income generally would be calculated by using the fair market value of the shares six months after the exercise (or on such earlier date as the optionee is no longer subject to Section 16(b)) rather than the fair market value on the date of exercise, unless the optionee timely elects, under Section 83(b) of the Code, to use the exercise date for purposes of such calculation.

     Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disqualifying disposition of the shares takes place. A disqualifying disposition occurs if the optionee disposes of his shares (including transfers to exercise incentive stock options and transfers by gift) prior to the expiration of either two years from the date of grant of the option or one year from the date of exercise of the option. If a disqualifying disposition occurs, the difference between the option exercise price and the fair market value of the shares on the date on which the option is exercised will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of in a disqualifying disposition and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares received upon exercise of the option.

     To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year under the Plan, and under any other incentive stock option plans of the Company or any parent or subsidiary exceeds $100,000 (as measured at time of grant), the options exceeding such limit will be taxed as non-qualified stock options (as discussed above.)

     Any grants of restricted stock under the Plan will be subject to the provisions of Section 83 of the Internal Revenue Code of 1986, as amended. A grantee has the right to elect and to include in his taxable income as compensation for the year in which the shares are acquired an amount equal to the fair market value of the shares at the time of grant (determined without regard to vesting or other restrictions). Such election must be made within thirty days of the transfer of such shares. If the grantee makes the election, he will not be allowed to deduct the amount he has included in his taxable income if he should later forfeit the shares to the Company. If the grantee does not make the election, he will realize compensation income for federal income tax purposes for each year in which restrictions expire or are removed, in an amount equal to the fair market value of the shares on the day the restrictions expire. In this latter case, the amount of the income recognized will be added to basis in the shares. Dividends paid on stock subject to forfeiture restrictions are treated as compensation to the employee. The Company will be entitled to a deduction at the same time and in the same amount as the grantee is considered to have realized the compensation.

REQUIRED VOTE

     The affirmative vote by a majority of the shares present or represented and entitled to vote at the Annual Meeting will constitute approval of the Amendment. If the Amendment is not approved by the Company's shareholders, the Plan will continue in effect in its unamended form. The Board of Directors recommends that shareholders vote FOR approval of the Amendment.

                       DEFINED BENEFIT OR ACTUARIAL PLAN

     For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1996, the Company had no pension plans.

                              CERTAIN TRANSACTIONS

     The Company leases space for its principal executive offices at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103, from Circle Partners, a general partnership whose general partners are Essel W. Bailey, Jr., President and Chief Executive Officer of the Company, and Thomas F. Franke, a Director of the Company. Rent payments totaling $103,428 were made to Circle Partners in 1997. The Company currently makes monthly payments of $7,850 to the partnership pursuant to a five-year lease involving 5,823 square feet of office space. The current lease was consummated November 1995.

     The Company has invested, directly or indirectly, approximately $30 million in Principal Healthcare Finance Limited ("Principal") as of December 31, 1997. As of that date, Principal owned and leases 154 nursing homes or residential care facilities located in the British Isles. Essel W. Bailey, Jr., President and Chief Executive Officer and a director, and directors Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, and Robert J. Parker, have invested in the aggregate, directly or indirectly, $2,170,000 in Principal. On November 13, 1997, the Company established Omega Worldwide, Inc. ("Omega Worldwide") to provide the Company's shareholders with the opportunity to participate in investments that capitalize on the Company's management and investment advisory expertise but are not well-suited to the Company because of the Company's status as a real estate investment trust. On April 2, 1998, the Company contributed to Omega Worldwide certain assets (the "Assets"), including approximately 77.12% of its voting ordinary shares in Principal, L15,000,000 (approximately $24,000,000) of escalating fixed rate subordinated debt and the Company's interest in the Amended and Restated Advisory Agreement pursuant to which the Company has agreed to provide certain investment management and advisory services to Principal. Upon the formation of Omega Worldwide, the Company received 1,000 shares of common stock in Omega Worldwide ("Worldwide Shares"). In exchange for the contribution of Assets, the Company received 8,499,000 Worldwide Shares. The Company has distributed 5,200,000 Worldwide Shares to the Company's shareholders of record on February 1, 1998 and has sold 2,300,000 Worldwide Shares to certain investors for the sum of $17,250,000. At April 6, 1998, the Company owns 1,000,000 Worldwide Shares. The Registration Statement on Form S-1 that was filed by Omega Worldwide with the Securities and Exchange Commission and that was declared effective on April 2, 1998 provides a more detailed explanation of the transactions relating to Omega Worldwide.

     In connection with the 1994 relocation of F. Scott Kellman, then Executive Vice President, from the Philadelphia metropolitan area to Ann Arbor, Michigan, the Company loaned him $220,000 to enable him to purchase a home in Ann Arbor, all of which has been repaid except $72,000. The loan is secured by a second mortgage on Mr. Kellman's residence and bears interest at 7.00% per annum. Interest is payable monthly, and principal installments are payable annually.

     In connection with the 1997 appointment of James P. Flaherty as Vice President-International and Chief Executive of Omega (UK) Limited, an affiliate of the Company, the Company loaned him L350,000 to purchase his home in London, England. The loan is secured by a first lien against Mr. Flaherty's residence, bears interest at 7.00% per annum and matures in the year 2000. Interest is payable monthly.

     On January 14, 1998, the Board of Directors adopted a program (the "Borrowing Program") pursuant to which the Company has agreed to lend funds to employees and non-employee directors to enable them to purchase the Company's Common Stock through the exercise of stock options. The goal of the Borrowing Program is to increase ownership of the Company's Common Stock by employees and directors, and, as a result, to foster a proprietary feeling among employees and directors and to further align the interests of employees and directors with those of the Company's other shareholders. The maximum amount that an employee may borrow under the Borrowing Program depends upon the employee's salary level, with the maximum loan amount for employees at the lower end of the salary range being $20,000, and the maximum loan amount for employees at the upper end of the salary range being $300,000. The maximum loan amount for non-employee directors is $300,000. Each loan bears interest at the Company's borrowing cost from time to time, as determined by the Company's management in its sole discretion. Interest is payable quarterly, and all principal and accrued and unpaid interest is due five years from the date of the loan. Upon receipt by an employee of a cash bonus from the Company, the employee is obligated to make a principal reduction payment equal to 10% of the amount of any the cash bonus. The loans are secured by pledges of the stock purchased with the proceeds of the loans. As long as a loan is not in default, the borrower may vote the shares purchased and is entitled to receive all dividends paid on the shares. Currently, the following loans are outstanding to executive officers and non-employee directors:

                      NAME OF DIRECTOR
                    OR EXECUTIVE OFFICER                      AMOUNT BORROWED
                    --------------------                      ---------------
Essel W. Bailey, Jr.........................................    $199,653.80
James E. Eden...............................................    $262,587.00
Thomas F. Franke............................................    $262,587.00
Harold J. Kloosterman.......................................    $262,557.63
Bernard J. Korman...........................................    $300,000.00
Edward Lowenthal............................................    $187,472.25
Robert L. Parker............................................    $299,954.63
James P. Flaherty...........................................    $267,697.62
F. Scott Kellman............................................    $299,992.26
David A. Stover.............................................    $300,000.00

The aggregate outstanding principal balance of loans made under the Borrowing Program to employees who are not directors or executive officers is $252,480.98.

     Mr. Bernard J. Korman, a Director of the Company, was named Chairman of Graduate Health System, Inc. during 1995. The Company leases three medical office buildings to Graduate Hospital Corporation, a subsidiary of Graduate Health System, Inc., pursuant to leases negotiated and executed by the Company in October 1993, prior to the designation of Mr. Korman as a Director of the Company. Rental income of $3,789,960 was received by the Company under these lease agreements during 1997.

     The Board of Directors has approved Change of Control Agreements between the Company and its executive officers. Each Change of Control Agreement provides that the Company will pay to the applicable executive officer termination payments, for a period of up to 36 months, in an amount equal to 100% of the executive officer's monthly total compensation (including bonus) for the most recent year if (a) an event occurs that results in a change of control of the Company and (b) within three (3) years after the change of control either
(i) the Company terminates, without cause, the employment of an executive officer who, at the time of the change of control, has been employed by the Company for at least two years or (ii) an executive officer dies, if, at the time of the change of control, the executive officer has been employed by the Company for at least two years. During the period that an executive officer receives termination payments under the Change of Control Agreement, the executive officer also will be entitled to other employee benefits substantially similar to those in effect at the time of the executive officer's termination.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP audited the Company's financial statements for each of the years ended December 31, 1995, 1996 and 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

                             SHAREHOLDERS PROPOSALS

     November 13, 1998 is the date by which proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, held on or about April 15, 1999, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone, telex or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,000 plus out-of-pocket expenses.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Form 3 for Susan A. Kovach, who joined the Company on December 1, 1997 as Vice President, Secretary and General Counsel, was filed on February 10, 1998.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                          ESSEL W. BAILEY, JR.
                                          President and Chief Executive Officer

April 6, 1998
Ann Arbor, Michigan

                                                                       EXHIBIT A

                        OMEGA HEALTHCARE INVESTORS, INC.

                  1993 STOCK OPTION AND RESTRICTED STOCK PLAN
                   AS AMENDED AND RESTATED DECEMBER 19, 1997

1. PURPOSE

     The purpose of the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, as amended (the "Plan"), is to strengthen Omega Healthcare Investors, Inc. (the "Corporation") and those corporations which are or hereafter become subsidiary corporations (the "Subsidiary" or "Subsidiaries") by providing additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers, and employees and certain consultants added incentive for high levels of performance and for unusual efforts to increase the earnings, value and distributions of the Corporation and any Subsidiaries. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and employees may receive Stock Options and/or shares of Restricted Stock in accordance with this Plan.

     Stock Options granted pursuant to this Plan are intended to be Incentive Stock Options or Non-Qualified Stock Options, as shall be determined and designated by the Plan Committee upon the grant of each Stock Option hereunder.

2. DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     (a) Class I Participant. This term shall mean any director of the Corporation who is not a full-time officer of the Corporation and who qualifies as a disinterested person under Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended. This Plan is designed to provide formula awards only, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, to Class I Participants, and to permit them to act as disinterested persons as defined under Rule 16b-3 with respect to grants to Class II and Class III participants. Class I Participants at the time of the adoption of this Plan are James C. Cowles, Thomas F. Franke and Harold J. Kloosterman.

     (b) Class II Participant. This term shall mean any director of the Corporation who is also a full-time officer of the Corporation.

     (c) Class III Participant. This term shall mean any officer or employee of the Corporation who is not a director. Class III participants shall also include any director or officer or employee of a Subsidiary of the Corporation who is not otherwise a Class I or Class II Participant.

     (d) Common Stock. This term shall mean shares of the Corporations common stock, $.10 par value, subject to adjustment pursuant to Section 18 (Adjustment Upon Changes in Capitalization) thereunder.

     (e)(b)Corporation. This term shall mean Omega Healthcare Investors, Inc., a Maryland corporation.

     (f)(c) Eligible Participants. This term shall mean all directors of the Corporation or any Subsidiary, and all officers or employees (whether or not they are also directors) of the Corporation or any Subsidiary and certain consultants to the Corporation or any Subsidiary, as determined by the Plan Committee.

     (g)(d) Fair Market Value. This term shall mean the fair market value of the Common Stock as determined in accordance with any reasonable valuation method selected by the Plan Committee, including the valuation methods described in Treasury Regulations Section 20.2031-2. Unless determined otherwise by the Plan Committee, "fair market value" shall be as applied to any date specified in the Plan, the closing price of a share of Common Stock on the New York Stock Exchange=s composite tape on such date, or, if no such sales were made on such date, the closing price of such share on the New York Stock Exchange's composite tape on the next preceding date on which there were such sales.

     (h)(e) Grantee. This term shall mean any Eligible Participant to whom Restricted Stock has been granted pursuant to this Plan.

     (i)(f) Incentive Stock Option. This term shall mean a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     (j)(g) Non-Qualified Stock Option. This term shall mean a Stock Option which is not an Incentive Stock Option.

     (k)(h) Option Shares. This term shall mean Common Stock covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

     (l)(i) Optionee. This term shall mean any Eligible Participant to whom a Stock Option has been granted pursuant to this Plan, provided that at least part of the Stock Option is outstanding and unexercised.

     (m)(j) Plan. This term shall mean the Omega Healthcare Investors, Inc. 1997 1993 Stock Option and Restricted Stock Plan, as embodies amended and restated, as embodied herein and as may be amended from time to time in accordance with the terms hereof and applicable law.

     (n)(k) Plan Committee. The Compensation Committee of the Board of Directors of the Corporation shall constitute the Plan Committee and have full authority to act in the matter. The Plan Committee shall consist at all times of a committee of two or more directors. Only members of the Board of Directors who qualify as "disinterested persons" under this Plan pursuant to the provisions of Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 may be appointed as members of the Compensation Committee of the Board of Directors. non-employee directors. All references in the Plan to the "Plan Committee" shall be deemed to refer to the Compensation Committee of the Board of Directors. The Board of Directors of the Corporation shall have the right, in its sole and absolute discretion, to remove or replace any person from or on the Compensation Committee at any time for any reason whatsoever.

     (o)(l) Restricted Stock. This term shall mean shares of Common Stock of the Company granted without cost to the Participant pursuant to Section 7, and subject to the terms of Section 8.

     (p)(m) Stock Option. This term shall mean the right to purchase Common Stock under this Plan in a specified number of shares, at a price and upon the terms and conditions as specified in this Plan or as determined by the Plan Committee.

     (q)(n) Subsidiary. This term shall mean each "subsidiary corporation" (treating the Corporation as the employer corporation) as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

3. ADMINISTRATION

     (a) Administration of the Plan. This Plan shall be administered by the Plan Committee. Any action of the Plan Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or pursuant to the unanimous written consent, of its members. Any such action taken by the Plan Committee in the administration of this Plan shall be valid and binding, so long as the same is not inconsistent with the terms and conditions of this Plan. Except for the amount, price and timing of formula awards (as those terms are defined in Rule 16b-3) to Class I Participants and toTo the extent consistent wit with the availability to the Plan of Rule 16b-3 under the Securities Exchange Act of 1934 as amended, and subject to compliance with the terms, conditions and restrictions set forth in this Plan, the Plan Committee shall have the exclusive right, in its sole and absolute discretion, to establish the terms and conditions of all Stock Options and Restricted Stock granted under the Plan, including, without limitation, the power to determine the duration and purposes, if any, of leaves of absence which may be permitted to holders of unexercised, unexpired Stock Options without such constituting a termination under the Plan, and to prescribe and amend the terms, provisions and form of each instrument and agreement setting forth the terms and conditions of Stock Options and Restricted Stock granted hereunder.

     (b) Decisions and Determinations. Except for the amount, price and timing of formula awards (as those terms are defined in Rule 16b-3) to Class I Participants and subject Subject to the express provisions of this Plan, the Plan Committee shall have the authority to construe and interpret this Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Plan Committee on matters referred to in this Section 3 shall be final and conclusive so long as the same are not inconsistent with the terms of this Plan.

4. SHARES SUBJECT TO THE PLAN.

     Subject to adjustments as provided in Section 18 hereof, the maximum number of shares of Common Stock which may be issued as Restricted Stock or upon exercise of all Stock Options granted under this Plan is limited to one million one hundred thousand (1,100,000) shares in the aggregate.

     If for any reason, unreleased shares of Restricted Stock do not vest, said shares shall again be available for grants of Restricted Stock or Stock Options under this Plan. If any Stock Option shall be canceled, surrendered, or expire for any reason without having been exercised in full, the Shares represented thereby shall again be available for grants of Restricted Stock or Stock Options under this Plan.

5. ELIGIBILITY

     Only Eligible Participants shall be eligible to receive grants of Restricted Stock or Stock Options under this Plan.

6. FORMULA AWARDS OF STOCK OPTIONS TO CLASS I PARTICIPANTS NON-EMPLOYEE
DIRECTORS

     Initial Stock Option grants with respect to 10,000 shares shall be made to each Class I Participant non-employee director. Additional Stock Option grants with respect to 1,000 shares shall be made to each Class I Participant non-employee director on or after each anniversary of the initial grant.

     Class I Participants Non-employee directors are not eligible for further grants of Stock Options nor for any grants of Restricted Stock.

7. DISCRETIONARY AWARDS OF RESTRICTED STOCK AND STOCK OPTIONS TO CLASS II AND CLASS III PARTICIPANTS

     The Plan Committee, in its sole and absolute discretion, subject to the provisions of the Plan, may grant Restricted Stock and/or Stock Options to Class II and Class II Participants to any Eligible Participant including a non-employee director. The Plan Committee, in its sole and absolute discretion, subject to the provisions of the Plan, may grant Stock Options to any Eligible Participant other than a non-employee director (whose Stock Option Awards are specifically provided in Section 6 hereof), at such time and in such amounts and on such terms and conditions as it deems advisable and specifies in the respective grants.

8. RESTRICTED STOCK AND FORFEITURE RESTRICTIONS

     (a) Certain Terms. The shares of Restricted Stock granted to a Participant shall be released to him in accordance with such schedule as the Plan Committee, in its sole discretion, shall determine at the time of grant but in no event less than six (6) months from the date of the grant. All shares of Restricted Stock shall be fully released not later than ten years from the date of grant. Except for normal retirement, or pursuant to the terms of the written agreement with a Class II or Class III Participant non-employee director, the Grantee shall have no vested interest in the unreleased stock of any grant in the event of his termination with the Corporation for any reason (unless the Plan Committee in its sole discretion decides to terminate the forfeiture restrictions following the termination of such Grantee) and the unreleased stock certificates shall be canceled. During the Grantee=s continued employment or affiliation, however, he shall have the right to vote all shares and to receive all dividends as though all shares granted were his without restrictions.

     (b) Written Agreement. The details of each grant regarding shares of Restricted Stock shall be evidenced by a written agreement covering terms and conditions, not inconsistent with the Plan, as the Plan

Committee shall approve. Such agreement shall be promptly delivered by Management of the Corporation to each Grantee.

9. STOCK OPTIONS

     (a) Designation as Incentive or Nonqualified Options. The Plan Committee shall designate in each grant of a Stock Option whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option. The terms upon which and the times at which, or the periods within which, the Option Shares subject to such Stock Options may become acquired or such Stock Options may be acquired and exercised shall be as set forth in the Plan and the related Stock Option Agreements.

     (b) Date of Grant and Rights of Optionees. The determination of the Plan Committee to grant a Stock Option shall not in any way constitute or be deemed to constitute an obligation of the Corporation, or a right of the Eligible Participant who is the proposed subject of the grant, and shall not constitute or be deemed to constitute the grant of a Stock Option hereunder unless and until both the Corporation and the Eligible Participant have executed and delivered to the other a Stock Option Agreement in the form then required by the Plan Committee as evidencing the grant of the Stock Option, together with such other instrument or instruments as may be required by the Plan Committee pursuant to this Plan; provided, however, that the Plan Committee may fix the date of grant as any date on or after the date of its final determination to grant the Stock Option (or if no such date is fixed, then the date of grant shall be the date on which the determination was finally made by the Plan Committee to grant the Stock Option), and such date shall be set forth in the Stock Option Agreement. The date of grant as so determined shall be deemed the date of grant of the Stock Option for purposes of this Plan.

     (c) 10% Shareholder. A Stock Option granted hereunder to an Eligible Participant who owns, directly or indirectly, at the date of the grant of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or a Subsidiary shall not qualify as an Incentive Stock Option unless: (i) the purchase price of the Option Shares subject to said Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date said Stock Option is granted; and (ii) the Stock Option by its terms is not exercisable after five (5) years from the date that it is granted. The attribution rules of Section 425(d) of the Internal Revenue Code of 1986, as amended, shall apply in the determination of indirect ownership of stock.

     (d) Maximum Value of Stock Options. No grant of Incentive Stock Options hereunder may be made when the aggregate fair market value of Option Shares with respect to which Incentive Stock Options (pursuant to this Plan or any other Incentive Stock Option Plan of the Corporation or any Subsidiary) are exercisable for the first time by the Eligible Participant during any calendar year exceeds $100,000.

     (e) Non-Qualified Stock Options. Stock Options granted by the Plan Committee shall be deemed Non-Qualified Stock Options under this Plan if they:
(i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Section 422 of the Code or any regulations or rulings issued by the Internal Revenue Service for any reason; (ii) are not granted in accordance with the provisions of Section 9(c); (iii) are in excess of the fair market value limitations set forth in Section 9(d); (iv) are granted to an Eligible Participant who is not an employee of the Corporation or any Subsidiary; or (v) are designated at the time of grant as Non-Qualified Stock Options. Non-Qualified Stock Options granted hereunder shall be so designated in the Stock Option Agreement entered into between the Corporation and the Optionee.

10. STOCK OPTION EXERCISE PRICE

     The exercise price of Option Shares shall be determined by the Committee at the date of grant, except that the exercise price of any Option Shares designated as Incentive Stock Options shall be one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant.

     The exercise price of Option Shares granted to Class I Participants non-employee directors shall in all cases be one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant.

11. EXERCISE OF STOCK OPTIONS

     (a) Exercise. Except as otherwise provided elsewhere herein, if an Optionee shall not in any given period exercise any part of a Stock Option which has become exercisable during that period, the Optionee=s right to exercise such part of the Stock Option shall continue until expiration of the Stock Option or any part thereof as may be provided in the related Stock Option Agreement. No Stock Option shall, except as provided in Section 19 hereof, become exercisable until one (1) year following the date of grant, and (i) as to Class I Participants non-employee directors, a Stock Option first become becomes exercisable as to one third (1/3) of the Option Shares called for thereby during the second year following the date of the grant, as to an additional one-third (1/3) during the third year and as to the remaining one third (1/3) during the fourth year, and (ii) as to Class II or Class III all other Eligible Participants, Stock Options shall be exercisable as set forth by the Committee. No Stock Option or part thereof shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.

     (b) Prior Outstanding Incentive Stock Options. Incentive Stock Options granted to an Optionee under the Plan shall be exercisable even while such Optionee has outstanding and unexercised any Incentive Stock Option previously granted to him or her pursuant to this Plan or any other Incentive Stock Option Plan of the Corporation or any Subsidiary. An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time, or is otherwise canceled by mutual action of the Optionee and the Corporation.

     (c) Notice and Payment. Stock Options granted hereunder shall be exercised by written notice delivered to the Corporation specifying the number of Option Shares with respect to which the Stock Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided. If the Stock Option is being exercised by any person or persons other than the Optionees, said notice shall be accompanied by proof, satisfactory to the counsel for the Corporation, of the right of such person or persons to exercise the Stock Option.

     (d) Payment of Exercise Price. The exercise price of any Option Shares purchased upon the proper exercise of a Stock Option shall be paid in full at the time of each exercise of a Stock Option in cash or check and/or in Common Stock of the Corporation which, when added to the cash payment, if any, has an aggregate Fair Market Value equal to the full amount of the exercise price of the Stock Option, or part thereof, then being exercised. Payment by an Optionee as provided herein shall be made in full concurrently with the Optionee=s notification to the Corporation of his intention to exercise all or part of a Stock Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the corporation of all required share certificates and all stock power and all other required transfer documents necessary to transfer the shares of Common Stock to the Corporation. In addition, Options may be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker or bank to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and any applicable tax withholding. The date of exercise shall be deemed to be the date the Corporation receives the notice.

12. [RESERVED]

13. NONTRANSFERABILITY

     Except as otherwise provided herein each Stock Option and all unreleased shares of Restricted Stock shall, be their terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Optionee only by the Optionee.

Notwithstanding the above, a Non-Qualified Stock Option may be transferred to an inter vivos trust, provided the transferor of the Non-Qualified Stock Option is both a trustor and a trustee of the trust.

14. AFFILIATION

     Nothing contained in this Plan (or in any Stock Option or Restricted Stock Agreement) shall obligate the Corporation or any Subsidiary to employ or continue to employ or remain affiliated with any Participant for any period of time or interfere in any way with the right of the Corporation or a Subsidiary to reduce or increase the Participant=s compensation.

     Except as provided in Section 15 hereof, if , for any reason other than disability or death, an Optionee ceases to be affiliated with the Corporation or a Subsidiary, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or three (3) months after the Optionee ceases to be so affiliated, whichever is earlier. During such period after cessation of affiliation, such Stock Options shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which such Optionee ceased to be affiliated with the Corporation or the Subsidiary, and any Stock Options or increments which had not become exercisable as of such date shall expire automatically on such date.

15. TERMINATION FOR CAUSE

     If the Stock Option Agreement so provides and if an Optionee=s employment by or affiliation with the Corporation or a Subsidiary is terminated for cause, the Stock Options granted to such Optionee shall automatically expire and terminate in their entirety immediately upon such termination; provided, however, that the Plan Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate such Stock Options by giving written notice of such reinstatement to the Optionee. In the event of such reinstatement, the Optionee may exercise the Stock Options only to such extent, for such time, and upon such terms and conditions as if the Optionee had ceased to be employed by or affiliated with the Corporation or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. Termination for cause shall include, but shall not be limited to termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith and, in any event, the determination of the Plan Committee with respect thereto shall be final and conclusive.

16. DEATH OF OPTIONEE

     If an Optionee dies while employed by or affiliated with the Corporation or a Subsidiary, or during the three-month period referred to in Section 14, hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date of such death, whichever is earlier. After such death, but before such expiration, subject to the terms and provisions of the Plan and the related Stock Option Agreement, the person or persons to whom such Optionee=s rights under the Stock Options shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee=s estate, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee died.

17. DISABILITY OF OPTIONEE

     If an Optionee is disabled while employed by or affiliated with the Corporation or a Subsidiary or during the three-month period referred to in
Section 14 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date such disability occurred, whichever is earlier. After such disability occurs, but before such expiration, the Optionee or the guardian or conservator of the Optionee=s estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee became disabled or ceased to be employed by or affiliated with the Corporation or a Subsidiary as a result of the disability. An Optionee shall be deemed to be

"disabled" if it shall appear to the Plan Committee, upon written certification delivered to the Corporation of a qualified licensed physician, that the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in the Optionee=s death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

18. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     If the outstanding shares of Common Stock of the Corporation are increased, decreased, or changed into or exchanged for a different number of or kind of shares or securities of the Corporation, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Corporation, or if there is a spin-off or other distribution of stock or property with respect to the holders of the Common Stock other than normal cash dividends, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number of or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price of each share subject to the Stock Option. Adjustments under this Section shall be made by the Plan Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

19. TERMINATING EVENTS

     Upon consummation of a plan of dissolution or liquidation of the Corporation, or upon consummation of a plan or reorganization, merger or consolidation of the Corporation with one or more corporations, as a result of which the Corporation is not the surviving entity, or upon the sale of all or substantially all the assets of the Corporation to another corporation, the Plan shall automatically terminate and all unreleased shares of Restricted Stock shall be released (but in no event during the first six months after the date of grant of such shares of Restricted Stock so long as if Rule 16b-3(c), or any successor thereto, so provides) under such circumstances, and all Stock Options theretofore granted shall be terminated, subject to provisions of the immediately following paragraph in this Section 19, unless provision is made in connection with such transaction for assumption of Stock Options theretofore granted, or substitution for such Stock Options with new options covering stock of a successor employer corporation, or a parent subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary, corporation, with appropriate adjustments as to number and kind of shares and prices.

     Notwithstanding the immediately preceding paragraph and/or any provision in any Stock Option pertaining to the time of exercise of a Stock Option, or part thereof upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger consolidation or sale of all or substantially all of the assets of the Corporation to another corporation which would, upon consummation, result in termination of a Stock Option, all Stock Options previously granted shall become immediately exercisable (but in no event shall be exercisable during the first six months after they are granted so long as if Rule 16b-3(c), or any successor thereto, so provides) as to all unexercised Shares for such period of time as may be determined by the Plan Committee, but in any event not less than 30 days, on the conditions that the terminating event is consummated. If such terminating event is not consummated, Stock Options granted pursuant to the Plan shall be exercisable in accordance with the terms of their respective Stock Option Agreement.

     Notwithstanding any other provision of this Plan, in the event of a Change of Control as hereinafter defined, all shares of Restricted Stock shall immediately vest but not prior to six months after the date of grant, and all outstanding options shall be immediately exercisable in full but not prior to one year after the date of grant with respect to Incentive Stock Options, and not prior to six months after the date of grant with respect to nonqualified options. Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240, 14a-101, promulgated under the Securities Exchange Act of 1934, or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, a Change of Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company=s then outstanding securities, (b) individuals who are members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election, or (c) a merger in which the Company is not the surviving corporation, and the shareholders of the Company immediately prior to the merger do not own at least a majority of the outstanding shares of the surviving corporation.

20. AMENDMENT AND TERMINATION

     The Board of Directors of the Corporation may at any time and from time to time suspend, amend, or terminate the Plan. However, except as permitted under the provisions of Section 18 hereof, if any amendment would (a) materially increase the benefits accruing to Participants under this Plan, (b) materially increase the aggregate number of securities that may be issued under this Plan, or (c) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (the Rules thereunder) or required under the provisions of the Internal Revenue Code for qualification of Incentive Stock Options, or as required by the rules of the New York Stock Exchange or required by any applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

     The provisions of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Security Act, or the rules thereunder.

     No Stock Option and no shares of Restricted Stock may be granted during any suspension of the Plan or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 19 hereof), without the consent of the Participant, alter or impair any rights or obligations theretofore granted.

21. RIGHTS OF ELIGIBLE PARTICIPANTS

     No Eligible Participant or other person shall have any claim or right to be granted Restricted Stock or Stock Options under this Plan, and neither this Plan nor any action taken hereunder shall be deemed to give or be construed as giving any Eligible Participant or other person any right to be retained in the employ of the Corporation or any subsidiary. Without limiting the generality of the foregoing, no person shall have any rights as a result of his or her classification as an Eligible Participant, such classification being made solely to describe, define and limit those persons who are eligible for consideration for privileges under the Plan.

22. PRIVILEGES OF STOCK OWNERSHIP; REGULATORY LAW COMPLIANCE; NOTICE OF SALE

     No Optionee shall be entitled to the privileges of stock ownership as to any shares not actually issued and delivered. No shares may be purchased upon the exercise of a Stock Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Corporation are listed (if any) shall have been fully complied with.

23. EFFECTIVE DATE OF THE PLAN

     The Plan was adopted by the Board of Directors on
                         , March 2, 1993 and effective as of that date subject
to the approval within twelve (12) months thereof, by the holders of at least a majority of the Corporation's outstanding shares of Common Stock.

24. TERMINATION

     Unless previously terminated as aforesaid, the Plan shall terminate on the date which is ten (10) years from the date of adoption of the Plan by the Board of Directors. No Stock Options or shares of Restricted Stock shall be granted under the Plan thereafter, but such termination shall not affect any Stock Option or grant of Restricted Stock theretofore granted.

25. STOCK OPTION PERIOD

     Each Stock Option and all rights and obligations thereunder shall expire on such date as the Plan Committee may determine, but not later than ten (10) years from the date such Stock Option is granted in the case of Incentive Stock Options and eleven (11) years from the date of grant in the case of Non-Qualified Stock Options, and each Stock Option shall be subject to earlier termination as provided elsewhere in this Plan.

26. EXCULPATION AND INDEMNIFICATION OF PLAN COMMITTEE

     The present, former and future members of the Plan Committee, and each of them, who is or was a director, officer or employee of the Corporation shall be indemnified by the Corporation to the extent authorized in and permitted by the Corporation's Certificate of Incorporation, and/or Bylaws in connection with all actions, suits and proceedings to which they or any of them may be a party by reason of any act or omission of any member of the Plan Committee under or in connection with the Plan or any Stock Option granted thereunder.

27. COMPLIANCE WITH LAW AND REPRESENTATIONS OF PARTICIPANT

     No shares of Common Stock shall be issued upon exercise of any Stock Option, and an Optionee shall have no right or claim to such shares, unless and until: (i) payment in full has been received by the Corporation with respect to the exercise of any Stock Option; (ii) in the opinion of the counsel for the Corporation, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and
(iii) if required by federal or state law or regulation, the Optionee shall have paid to the Corporation the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Stock Option, or made other arrangement satisfactory to the Corporation, in its sole discretion, to satisfy applicable income tax withholding requirements.

     Unless the shares of Common Stock covered by this Plan have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act of 1933, each Participant shall: (i) by and upon accepting shares of Restricted Stock or a Stock Option, represent and agree in writing, that the Stock will be acquired for investment purposes and not for resale or distribution; and (ii) by and upon the exercise of a Stock Option, or a part thereof, furnish evidence satisfactory to counsel for the Corporation, including written and signed representations to the effect that the Shares are being acquired for investment purposes and not for resale or distribution, and that the Shares being acquired shall not be sold or otherwise transferred by the Participant except in compliance with the registration provision provisions under the Securities Act of 1933, as amended, or an applicable exemption therefrom. Furthermore, the Corporation, at its sole discretion, to assure itself that any sale or distribution by the Participant complies with this Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Corporation's transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Plan Committee shall require) on certificates evidencing the shares:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER

     THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO OMEGA HEALTHCARE INVESTORS, INC., THE THAT REGISTRATION IS NOT REQUIRED."

28. NOTICES

     All notices and demands of any kind which the Plan Committee, or any Participant, or other person may be required or desires to give under the terms of this Plan shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Plan Committee, with the Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer, any Vice President or Secretary or any Assistant Secretary of the Corporation), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Corporation, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested. Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt acknowledging receipt of the notice or demand.

29. LIMITATION ON OBLIGATIONS OF THE CORPORATION

     All obligations of the Corporation arising under or as a result of this Plan or Stock Options or Restricted Stock granted hereunder shall constitute the general unsecured obligations of the Corporation, any member thereto, and neither the Plan Committee, nor any member thereof, nor any officer of the Corporation, or nor any other person or any Subsidiary, and none of the foregoing, except the Corporation, shall be liable for any debt, obligation, cost or expense hereunder.

30. LIMITATION OF RIGHTS

     Except as otherwise provided by the terms of the Plan, the Plan Committee, in its sole and absolute discretion, is entitled to determine who, if anyone, is an Eligible Participant under this Plan, and which, if any, Eligible Participant shall receive any grant. No oral or written agreement by any other person not acting on behalf of the Plan Committee relating to this Plan is authorized, and such may not bind the Corporation or the Plan Committee to make any grant to any person.

31. SEVERABILITY

     If any provision of this Plan as applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no was affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

32. CONSTRUCTION

     Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa. It is the policy of the Company that directors and executive officers do not sell Company securities without in advance having discussed the sale with the office of the Company's General Counsel.

33. HEADINGS

     The headings of the several paragraphs herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

34. SUCCESSORS

     This Plan shall be binding upon the respective successors, assigns, heirs, executors, administrators, guardians and personal representatives of the Corporation and Participants.

                       OMEGA HEALTHCARE INVESTORS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Essel W. Bailey, Jr., Susan Allene Kovach and Don M. Pearson, and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Healthcare Investors, Inc. held of record by the undersigned on April 7, 1998 at the Annual Meeting of Stockholders to be held on May 7, 1998 or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement and FOR the Omega Healthcare Investors, Inc. 1993 Stock Option and Restricted Stock Plan, As Amended and Restated December 19, 1997.

If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

     (Continued, and to be marked, dated and signed, on the other side)

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                                                                  [  8293
[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                                       THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.

                  FOR     WITHHELD                                                                        FOR   AGAINST   ABSTAIN
1. Election of     [ ]        [ ]               NOMINEES:               2.Omega Healthcare Investors,     [ ]     [ ]       [ ]
   Directors                                   Edward Lowenthal           Inc. 1993 Stock Option and
                                               Robert L. Parker           Restricted Stock Plan, As
                                                                          Amended and Restated
                                                                          December 19, 1997

[INSTRUCTION: To withhold authority to vote
             for any individual nominee,
             write that nominee's name
             in the space provided below.]

                                                                                                          NOTE: Please sign exactly
                                                                                                          as name appears on this
                                                                                                          Proxy. When shares are
                                                                                                          held by joint tenants,
                                                                                                          both should sign. When
                                                                                                          signing as attorney, as
                                                                                                          executor, administrator,
                                                                                                          trustee or guardian,
                                                                                                          please give full title
                                                                                                          as such. If a corporation,
                                                                                                          please sign in full
                                                                                                          corporate name by
                                                                                                          President or other
                                                                                                          authorized officer. If a
                                                                                                          partnership, please sign
                                                                                                          in partnership name by
                                                                                                          authorized person.


                                                                                                          Please check the box  [ ]
                                                                                                          if you plan to attend
                                                                                                          the Annual Meeting in
                                                                                                          person.


SIGNATURE(S)_____________________________________DATE _______________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.


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